UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

The Nestor, Inc. Board of Directors voted unanimously to elect the Honorable Harold E. Ford to fill a vacancy on the Board created by the November 1, 2006 resignation of Dr. Albert H. Cox, Jr.  Congressman Ford will serve as a member of the Board until the Company’s next annual meeting of its shareholders scheduled for December 12, 2007.

The Board of Directors also voted to accept Mr. Brian R. Haskell’s resignation as Corporate Secretary.  Mr. Haskell resigned to make room for the promotion of Ms. Mary Ann Branin, who was unanimously elected by the Board to serve as Corporate Secretary.    Mr. Haskell will continue to serve as Vice President and General Counsel.  Ms. Branin has served the Company for more than 19 years, most recently as Assistant to the Chief Executive Officer and to General Counsel.  In this capacity, Ms. Branin has gained substantial experience in corporate governance and SEC compliance.  The Board determined that Ms. Branin had earned her promotion through exceptional performance, unparalleled dedication and superb knowledge necessary to the position.  Ms. Branin will report directly to the Chief Executive Officer.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President and CFO

Date: September 5, 2007